As Filed with the Securities and Exchange Commission on December 18, 2006

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

Registration Statement

Under the Securities Act of 1933

THE BANK HOLDINGS

(Exact Name of Registrant as Specified in its Charter)

NEVADA	90-0071778
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

9990 DOUBLE R BLVD., RENO, NEVADA 89521

(Address of Principal Executive Offices)

THE BANK HOLDINGS 2002 STOCK OPTION PLAN, AS AMENDED

(Full Title of the Plan)

HAL GIOMI, CHIEF EXECUTIVE OFFICER

9990 DOUBLE R BLVD., RENO, NEVADA 89521

(Name and Address of Agent for Service)

(775) 853-8600

(Telephone Number, including Area Code, of Agent for Service)

Copy to:

Gary Steven Findley, Esq.

Gary Steven Findley & Associates

1470 North Hundley Street, Anaheim, California 92806

(714) 630-7136

CALCULATION OF REGISTRATION FEE

Title of Each Class	Amount	Proposed Maximum	Proposed Maximum	Amount of
Of Securities To	To Be	Offering Price	Aggregate	Registration
Be Registered	Registered(a)	Per Share(b)	Offering Price	Fee

Common stock ($0.01 Par Value)	483,465 Shares	$19.20	$9,282,528	$993.24

(a)                                  Includes 483,465 shares issuable pursuant to the Company’s 2002 Stock Option Plan, as amended ( the “Plan”).  Pursuant to Rule 416(a) of the Securities Act of 1933 as amended (the “Act”), this registration statement shall also be deemed to cover an indeterminate number of additional shares of Common Stock issuable in the event the number of outstanding shares of the Company is increased because of certain events specified in the Plan.

(b)                                 Estimated pursuant to Rule 457(c) and (h) of the Act, solely for the purpose of computing the registration fee, utilizing the average of the high and low selling price of the Registrant’s Common Stock on December 15, 2006, as reported on the Nasdaq Small Cap Market.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed pursuant to Item E under the general instruction to Form S-8 under the Securities Act of 1933, as amended, for the purpose of registering  an additional 483,465 shares of the Registrant’s common stock (“Shares”) to be issued pursuant to the The Bank Holdings 2002 Stock Option Plan, as amended (“Plan”).   Under the Plan, when the total outstanding shares of the Registrant are increased, the number of options which may be granted thereunder increases in the same proportion.  The entire contents of the following registration statements previously filed by the Registrant with the Securities and Exchange Commission relating to the Plan are hereby incorporated herein:

(1)                                  The Registrant’s Form S-8 Registration Statement, Registration No. 333-114717, filed April 22, 2004; and

(2)                                  The Registrant’s Form S-8 Registration Statement, Registration No. 333-119561, filed October 6, 2004.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits

5.1	Opinion of Gary Steven Findley & Associates
23.1	Consent of Gary Steven Findley & Associates is contained in Exhibit 5.1.
23.2	Consent of McGladrey & Pullen, LLP, Independent Registered Public Accounting Firm
23.3	Consent of Moss Adams LLP, Independent Registered Public Accounting Firm

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Reno, State of Nevada, on December 15, 2006.

THE BANK HOLDINGS

/s/ Hal Giomi
Hal Giomi
Chairman & CEO

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Edward Allison	, Director	December 15, 2006
Edward Allison

	, Director	December , 2006
Marybel Batjer

/s/ Joseph Bourdeau	, President & Director	December 15, 2006
Joseph Bourdeau

/s/ Edward Coppin	, Secretary & Director	December 15, 2006
Edward Coppin

/s/ Lance Faulstich	, Director	December 15, 2006
Lance Faulstich

/s/ David A. Funk	, Director	December 15, 2006
David A. Funk

/s/ Hal Giomi	, Chairman and CEO	December 15, 2006
Hal Giomi	(Principal Executive Officer)

/s/ Jesse Haw	, Director	December 15, 2006
Jesse Haw

/s/ Mark Knobel	, Director	December 15, 2006
Mark Knobel

	, Director	December , 2006
Kelvin Moss

	, Director	December , 2006
James Pfrommer

/s/ Jack Buchold	, Principal Accounting &	December 15, 2006
Jack Buchold	Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

5.1	Opinion re: Legality
23.1	Consent of Gary Steven Findley & Associates is contained in Exhibit 5.1.
23.2	Consent of McGladrey & Pullen, LLP, Independent Registered Public Accounting Firm
23.3	Consent of Moss Adams LLP, Independent Registered Public Accounting Firm